UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2014

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-348991
(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite 1700
Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on May 19, 2014. Shareholders took the following actions:

•	elected seven (7) directors for one-year terms ending at the 2015 annual meeting of shareholders (Proposal 1);

•	approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement (Proposal 2); and

•	ratified the Audit Committee's appointment of BKD LLP as the Company's independent registered public accounting firm for 2014 (Proposal 3).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors

Nominee	For	Against	Abstained	Broker Non-Votes
David B. Becker	2,236,532	-	239,794	1,194,706
John K. Keach, Jr.	2,293,502	-	182,824	1,194,706
David R. Lovejoy	1,819,233	-	657,093	1,194,706
Ann D. Murtlow	2,288,702	-	187,624	1,194,706
Ralph R. Whitney, Jr.	2,235,938	-	240,388	1,194,706
Jerry Williams	2,235,938	-	240,388	1,194,706
Jean L. Wojtowicz	2,227,338	-	248,988	1,194,706

Proposal 2 – Advisory Vote to Approve Executive Compensation

For	Against	Abstained	Broker Non-Votes
2,394,724	53,635	39,432	1,183,241

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstained	Broker Non-Votes
3,553,343	104,061	2,163	11,465

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014

FIRST INTERNET BANCORP

By:	/s/ Kay E. Whitaker
Kay E. Whitaker, Senior Vice President- Finance and Chief Financial Officer